Exhibit 10.14

NCI Information Systems, Inc.

Non-Qualified Stock Option Agreement

This Non-Qualified Stock Option Agreement (“Agreement”) is made and entered into as of the date set forth below, by and between NCI Information Systems, Inc., a Virginia corporation (the “Company”), and the following employee of the Company (“Optionee”): Michael W. Solley.

In consideration of the covenants set forth in this Agreement, the parties agree as follows:

1. Option Information

(a)	Date of Grant:	June 30, 2004
(b)	Optionee:	Michael W. Solley
(c)	Number of Shares:	700,000 (Seven hundred thousand)
(d)	Exercise Price:	$.10 (Ten cents)

2. Acknowledgments

(a)	Optionee is an employee of the Company.

(b) The Board of Directors of the Company (the “Board” which term shall include an authorized committee of the Board of Directors) and shareholders of the Company have heretofore adopted the NCI Information Systems, Inc. 2003 Performance Incentive Plan (the “Plan”), pursuant to which this Option is being granted.

(c) The Board has authorized the granting to Optionee of a non-qualified stock option (“Option”) to purchase shares of common stock of the Company (“Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 701 thereunder.

(d) Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Shares; Price

The Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1(c) above (the “Shares”) for cash (or other consideration as is authorized under the Plan and acceptable to the Board, in its sole and absolute discretion) at the price per Share set forth in Section 1(d) above (the “Exercise Price”).

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4. Term of Option; No Right to Continued Employment

(a) Term. This Option shall expire, and all rights under it to purchase the Shares, shall terminate ten (10) years from the Date of Grant, or on such earlier date as shall be provided in Sections 7, 8, 9 or 10 of this Agreement, or as otherwise provided under the Plan.

(b) No Right to Continued Employment. Nothing contained in this Agreement shall confer upon Optionee the right to the continuation of his or her employment and employment shall always remain “at will”, or to interfere with the right of the Company to terminate such employment or to increase or decrease the compensation of Optionee from the rate in existence at the date hereof.

5. Vesting of Option

Subject to the provisions of Sections 7, 8, 9 and 10 of this Agreement, this Option shall vested as follows:

(i)	175,000 shares shall vest on the occurrence of any of the following:
(a)	January 1, 2005, or
(b)	a Change in Control, or
(c)	an initial public offering of the Company’s Stock (“Initial Public Offering” or “IPO”);

(ii)	175,000 shares shall vest on the occurrence of any of the following:
(a)	January 1, 2006, or,
(b)	Change in Control, or
(c)	an initial public offering of the Company’s Stock (“Initial Public Offering” or “IPO”);

(iii)	350,000 shares shall vest on the occurrence of any of the following:
(a)	an Initial Public Offering (“IPO”), or
(b)	a sale of more than 50% of the stock of the Corporation, or
(c)	the achievement of annual revenues of $300,000,000 or compound organic growth of 20% or greater over a consecutive three year period, whichever occurs first, or
(d)	seven years from date of grant.

If the Optionee has a termination of uninterrupted service to the Corporation as an employee or director (“Continuous Service”) and such termination event does not result in accelerated vesting of the Option, options which have not previously vested shall terminate. In the event that a Change of Control or an Initial Public Offering (“IPO”) shall occur prior to the Executive’s termination of Continuous Service, (except as provided in 17(e) below), all previously unvested shares shall vest.

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6. Exercise; Transferability

(a) Exercise Event. The vested portion of this Option shall only become exercisable upon the occurrence of one of the following events (each individually an “exercise event”), whichever occurs first: (a) the Company undergoes a Change in Control as that term is defined in the Plan, (b) the Company completes an underwritten public offering of shares (“IPO”), or (c) nine (9) years from the Date of Grant.

(b) Exercise Method. This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached to this Agreement as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors consistent with the Plan), plus any applicable withholding taxes, and (c) a written investment representation as provided for in Section 15 of this Agreement. Any allowance under the plan for cashless exercise will be subject to any limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002.

(c) Transferability. Unless otherwise required by law, this Option shall not be assignable or transferable other than by will or by the laws of descent and distribution, and except as provided in Section 9 of this Agreement, Options may be exercised during the lifetime of the participant only by the participant (or the participant’s guardian or legal representative). The foregoing notwithstanding, the Committee, in its’ sole discretion, may provide that any Option, other than an Incentive Stock Option, shall be transferable, including for purposes of estate-planning, to the Optionee’s immediate family members (i.e., spouse, children, grandchildren, or siblings, and including the participant), to trusts for the benefit of such immediate family members, and to partnerships in which such family members and family trusts are the partners, or for any other purpose deemed by the Committee to be not inconsistent with the purposes of the Plan, and subject to such terms and conditions as may be specified by the Committee.

7. Effect of Change of Control; Termination or Change in Duties

Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, as defined in the Plan document, and in the event of an involuntary termination of employment or material change in duties within twelve (12) months following a Change in Control, all Stock Options outstanding as of the date of such Change in Control shall become fully vested and exercisable.

8. Termination of Employment

If Optionee shall cease to be employed by the Company for any reason, whether voluntarily or involuntarily, other than by his or her death, disability, or retirement as those terms are defined herein, Optionee shall have the right to retain all fully vested

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Options. Provided, however, if Optionee is terminated “for Cause” as that term is defined by the terms of the Plan or by any employment agreement between the Optionee and the Company, this Option, whether or not vested, shall automatically and without notice terminate as to all Shares covered by this Option not exercised prior to termination.

9. Death or Disability of Optionee

If the Optionee shall terminate from Continuous Service by reason of death or disability (defined for this purpose as a disability qualifying the Optionee for benefits under the Company’s employer-funded long-term disability plan or if no such plan applies, Section 22(e)(3) of the Code), then the portion of this Option which is not vested shall terminate immediately and the portion which is vested shall terminate on the date which 12 months after the later of (i) the date of Optionee’s death or termination for disability or (ii) the date of an exercise event as described in Section 6, provided that the Option shall be subject to earlier termination in accordance with this Agreement and the Plan. Until such termination, the Option may, to the extent that this Option has not previously been exercised by Optionee, be exercised by the Optionee, in the case of disability, or the Optionee’s personal representative or the person entitled to Optionee’s rights under this Agreement, in the case of death. The right to exercise the Option shall remain subject to Section 6 of the Agreement and the Shares received on exercise shall remain subject to the terms and restrictions of this Agreement.

10. Retirement of Optionee

If the Optionee shall retire from Continuous Service on or after normal retirement age (defined under this Agreement as age 65), then the portion of the Option to purchase Shares which is not vested shall terminate immediately and the portion of the Option which is vested shall remain outstanding subject to termination as otherwise provided in this Agreement or the Plan, and the Optionee’s right to exercise the Option shall remain subject to the terms of Section 6.

11. No Rights as Shareholder

Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 12 of this Agreement.

12. Recapitalization

(a) Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other

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increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration by the Company.”

(b) In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the shares of Common Stock are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume the Option or substitute an equivalent option or right. If the successor or acquiring entity or an affiliate thereof, does not cause such an assumption or substitution, then the Option shall terminate upon consummation of the sale, merger, consolidation, or other corporate transaction. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 12(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise any portion of the Option that then is exercisable (including any portion that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of all or any portion of the Option upon the consummation of the transaction.

(c) Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of the merger or consolidation, and the installment provisions of Section 5 shall continue to apply. In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option.

(d) To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Agreement, Optionee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

(e) The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its

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capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

13. Taxation Upon Exercise of Option

Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for Federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover the liability as a condition of the exercise of this Option. Any allowance under the plan for the ability to use shares as payment for any tax liability will be subject to any limitations or restrictions imposed under the Sarbanes-Oxley Act of 2002.

14. Modification, Extension and Renewal of Options

The Board or Committee, as described in the Plan, may modify, extend or renew this Option or accept its surrender (to the extent not yet exercised) and authorize the granting of a new option in substitution for it (to the extent not yet exercised), subject at all times to the Plan, the Code, and the Corporate Securities Rules of the Commonwealth of Virginia. Notwithstanding the foregoing provisions of this Section 14, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee under this Agreement.

15. Investment Intent; Stock Legend

(a) Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon the exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Section 9 of this Agreement) shall furnish to the Company a written statement to that effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the investment representation and agreement and shall not be required to furnish the Company with the written statement.

(b) Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask

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questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

(c) Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED [~ date ~] BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.”

The certificates shall bear such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

16. Stand-off Agreement

Optionee agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or the managing underwriter, as applicable, for a period of at least 6 months following the effective date of registration of the offering. Additionally, in the event of the occurrence of an IPO, all employees may be subject to certain black-out periods which restrict the ability to sell shares during those periods in accordance with applicable SEC regulations

17. Restrictions While Stock is Not Registered

(a) Restricted Shares. Any shares of Stock acquired upon exercise of the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or

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other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 17 at all times, and only at those times, that shares of the Company’s Common Stock or the shares into which they are converted are not registered under the Securities Exchange Act of 1934, as amended (such times during which the Stock is not so registered sometimes hereinafter being referred to as the “Restricted Period”) and are during the Restricted Period hereinafter referred to as “Restricted Shares.”

(b) No Sale or Pledge of Restricted Shares. Except as otherwise provided herein, Optionee agrees and covenants that during the Restricted Period he or she will not sell, pledge, encumber or otherwise transfer or dispose of, and will not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Restricted Shares or any interest therein except in accordance with and subject to the terms of this Section 17.

(c) Voluntary Transfer Repurchase Option. If Optionee desires to effect a voluntary transfer of any of the Restricted Shares during the Restricted Period, Optionee shall first give written notice to the Company of such intent to transfer (the “Offer Notice”) specifying (i) the number of the Restricted Shares (the “Offered Shares”) and the date of the proposed transfer (which shall not be less than fifty (50) days after the giving of the Offer Notice), (ii) the name, address, and principal business of the proposed transferee (the “Transferee”), and (iii) the price and other terms and conditions of the proposed transfer of the Offered Shares to the Transferee. The Offer Notice by Optionee shall constitute an offer to sell all, but not less than all, of the Offered Shares, at the price and on the terms specified in such Offer Notice, to the Company and/or its designated purchaser. If the Company desires to accept Optionee’s offer to sell, either for itself or on behalf of its designated purchaser, the Company shall signify such acceptance by written notice to Optionee within fifty (50) days following the giving of the Option Notice. Failing such acceptance, Optionee’s offer shall lapse on the fifty-first day following the giving of the Option Notice. With such written acceptance, the Company shall designate a day not later than ten days following the date of giving its notice of acceptance on which the Company or its designated purchaser shall deliver the purchase price of the Offered Shares (in the same form as provided in the Offer Notice) and Optionee shall deliver to the Company or its designated Purchaser, as applicable, all certificates evidencing the Offered Shares endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer. The Company may in its sole and absolute discretion, notify the Optionee within fifty-one days following the giving of the Option Notice that it does not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice in which event any such transfer or attempted transfer by the Optionee to the Transferee shall be null and void. Upon the lapse without acceptance by the Company of Optionee’s offer to sell the Offered Shares, and unless the Company shall provide written notice to the Optionee within fifty-one days following the giving of the Option Notice that it will not permit the transfer of the Offered Shares to the Transferee pursuant to the terms and conditions set forth in the Option Notice, Optionee shall be free to transfer the Offered

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Shares not purchased by the Company or the designated purchaser to the Transferee (and no one else), for a price and on terms and conditions which are no more favorable to the Transferee than those set forth in the Offer Notice, for a period of thirty days thereafter, but after such period the restrictions of this Section 17 shall again apply to the Restricted Shares. The Offered Shares so transferred by Optionee to the Transferee shall continue to be subject to all of the terms and conditions of this Section 17 (including without limitation paragraph (e) of this Section 17) and the Company shall have the right to require, as a condition of such transfer, that the Transferee execute an agreement substantially in the form and content of the provisions of this Section 17, as well as any voting agreement and/or shareholders agreement required by the Company.

(d) Involuntary Transfer Repurchase Option. Whenever, during the Restricted Period, Optionee has any notice or knowledge of any attempted, pending, or consummated involuntary transfer or lien or charge upon any of the Restricted Shares, whether by operation of law or otherwise, Optionee shall give immediate written notice thereof to the Company. Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Optionee. In either case, Optionee agrees to disclose forthwith to the Company all pertinent information in his possession relating thereto. If during the Restricted Period any of the Restricted Shares are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Shares upon notice by the Company to Optionee or other record holder at a price and on terms determined according to Section 17(e) below, and any of the Restricted Shares so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.

(e) Repurchase Option After Termination of Continuous Service. Anything set forth in this Agreement to the contrary notwithstanding, the Company shall have the right (but not the obligation) to purchase or designate a purchaser of all, but not less than all, of the Restricted Shares (including, without limitation, any Restricted Shares transferred pursuant to Section 17(i)) during the Restricted Period and after termination of the Optionee’s Continuous Service for any reason, for the purchase price and on terms specified in Section 17(f) hereof. The Company may exercise its right to purchase or designate a purchaser of the Restricted Shares at any time (without any time limitation) after the Optionee’s termination of Continuous Service and during the Restricted Period. If the Company chooses to exercise its right to purchase the Restricted Shares hereunder, the Company shall give its notice of its exercise of this right to Optionee or his or her legal representative specifying in such notice a date not later than ten (10) days following the date of giving such notice on which the Company or its designated purchaser shall deliver, or be prepared to deliver, the check or promissory note for the purchase price and Optionee or his or her legal representative shall deliver all stock certificates evidencing such Restricted Shares duly endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.

(f) Repurchase Price. For purposes of Sections 17(d) and (e) hereof, the per share purchase price of Restricted Shares shall be an amount equal to the fair market value of

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such share, determined by the Board as of any date determined by the Board that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Restricted Shares. Notwithstanding the foregoing, if the event that gives rise to the Company’s right to repurchase the Restricted Shares is the termination of the Optionee’s Continuous Service by the Company for Cause, (the per share purchase price of the Restricted Shares shall be an amount equal to the lesser of (i) the Fair Market Value of such share (as determined in accordance with the previous sentence), and (ii) the original purchase price per share the Optionee paid for such Restricted Shares. Any determination of Fair Market Value made by the Board shall be binding and conclusive on all parties unless shown to have been made in an arbitrary and capricious manner. The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three (3) equal annual installments commencing twelve (12) months after the acquisition by the Company (the “Restricted Share Acquisition Date”) of the Restricted Shares, together with interest on the unpaid balance thereof at the rate equal to the prime rate of interest as quoted in the Wall Street Journal on the Restricted Share Acquisition Date.

(g) Voting Rights. As a condition to Optionee’s exercise of any Option pursuant to this Agreement, the Company may in its discretion require that Optionee enter into a voting agreement that grants the Company the voting rights for all shares of Stock acquired pursuant to the exercise of such Options, until the earlier of (i) ten (10) years from the date of exercise of the Option, or (ii) the end of the Restricted Period, such voting agreement to be in such form as the Company reasonably may request.

(h) Acceptance of Restrictions. Acceptance of the Shares shall constitute the Optionee’s agreement to such restrictions and the legending of his or her certificates with respect to the restrictions. Notwithstanding the restrictions, however, so long as the Optionee is the holder of the Shares, or any portion of them, he or she shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a shareholder with respect to the Shares.

(i) Permitted Transfers. Notwithstanding any provisions of this Section 17 to the contrary, the Committee, in its’ sole discretion, may provide the transfer by gift any Shares subject to this Agreement, including for purposes of estate-planning, to the Optionee’s immediate family members (i.e., spouse, children, grandchildren, or siblings, and including the participant), to trusts for the benefit of such immediate family members, and to partnerships in which such family members and family trusts are the partners, or for any other purpose deemed by the Committee to be not inconsistent with the purposes of the Plan, and subject to such terms and conditions as may be specified by the Committee; provided, that the permitted transferee or transferees shall hold the Shares subject to all the provisions of this Agreement (all references to the Optionee in this Agreement shall in such cases refer to the permitted transferee); and provided further, that notwithstanding any other provisions of this Agreement, a permitted transferee may not, in turn, make permitted transfers without the written consent of the Optionee and the Company.

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(j) S Election. Optionee acknowledges that the Company has elected “S” corporation status under the Internal Revenue Code of 1986, as amended (the “Code”). Optionee agrees that he shall execute or cause to be executed any form or document determined by the Company or its legal counsel to be necessary or appropriate to be executed in order to elect, reinstate, preserve, maintain and maximize the potential benefit of, the Company’s “S” corporation status. In addition, Optionee hereby agrees and covenants that he will not (i) transfer any shares of Stock to any individual who is not a citizen or resident of the United States or to any entity that would cause the Company to cease to be eligible for “S” corporation status under the Code, or (ii) perform or do (or neglect to perform or do) any other act which would or might have the effect of disqualifying the Company’s “S” corporation status under the Code. Optionee further agrees that the Company, upon the consent of a majority of the entire Board, may terminate the “S” corporation election. In such event, Optionee agrees that he shall execute or cause to be executed any form or document determined by the Company or its legal counsel to be necessary or appropriate to be executed in order to terminate the Company’s “S” corporation status.

18. Notices

Any notice required to be given pursuant to this Option or the Plan shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, 5 days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee for his or her employee records.

19. Agreement Subject to Plan; Applicable Law

This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of the Plan is attached hereto. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option has been granted, executed and delivered in the Commonwealth of Virginia, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

In witness whereof, the parties hereto have executed this Option as of the date first above written.

NCI Information Systems, Inc.

/s/ Charles K. Narang
By: Charles K. Narang, President

Optionee:

/s/ Michael W. Solley
Michael W. Solley

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EXHIBIT A

NCI Information Systems, Inc.

OPTION EXERCISE FORM

Date:

Attention:

The undersigned hereby elects to exercise the Options issued to him/her by NCI Information Systems, Inc. (the “Company”) and dated                                  (the “Options”) and to purchase                      shares of Common stock of the company (the “Shares”) at an exercise price of                                  Dollars ($                    ) per share or an aggregate purchase price of                                          Dollars ($                    ) (the “Exercise Price”). Pursuant to the terms of the Option Agreement the undersigned has delivered the Exercise Price herewith in full in cash or                                         .

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

By:

Typed Name:

Address:

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